Exhibit 5.1
COPY                                 FAEGRE & BENSON LLP                    COPY

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                   2500 REPUBLIC PLAZA, 370 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-4004
                             TELEPHONE 303.592.9000
                             FACSIMILE 303.820.0600
                                 www.faegre.com

                                                   June 21, 2002

Stockgroup Information Systems Inc.
750 West Pender Street, Suite 500
Vancouver, BC V6C 2T7
Canada

      RE:   Selling Shareholders' Registration on Form SB-2

Ladies and Gentlemen:

      You have requested our opinion as special counsel for Stockgroup Information Systems Inc., a Colorado corporation, in connection with your registration statement on Form SB-2 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by certain selling shareholders of 5,709,827 shares of Stockgroup's common stock, no par value. Certain of the shares to be offered underlie warrants held by the selling shareholders and will not be issued until and unless the warrants are exercised.

      We have examined Stockgroup's Form SB-2 filed with the Securities and Exchange Commission on or about June 21, 2002. We have also examined the articles of incorporation of Stockgroup as on file with the Secretary of State of the State of Colorado, the bylaws, selected minutes of the Board of Directors of Stockgroup, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed herein. We have also consulted with officers and directors of Stockgroup to clarify, confirm, or supplement the foregoing documentation.

      Based on the foregoing, it is our opinion that (a) the shares of Stockgroup common stock that have been issued previously and are offered for sale by the selling shareholders in this registration have been, in fact, legally and validly issued and are fully paid and non-assessable; and (b) the shares of Stockgroup common stock that underlie warrants or convertible debentures held by certain of the selling shareholders, when issued in accordance with the terms of the warrants or debentures and as contemplated in the registration statement, will be legally and validly issued and fully paid and non-assessable and all of the necessary corporate action on the part of Stockgroup will have been taken to authorize the exercise, conversion, and issuance of the shares.

      We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                                     Very truly yours,


                                                     /s/ FAEGRE & BENSON LLP

                                                     Faegre & Benson LLP